Exhibit 3.1

Amended at 1/14/86,

7/29/87, 11/16/89

11/15/90, 7/11/91 and 1/8/08 Board of Directors’

Meetings

BY-LAWS

Of

UNIFIRST CORPORATION

ARTICLE I

Stockholders

1.            Meeting. Meetings of stockholders may be held at the principal office of the corporation in the Commonwealth of Massachusetts, or at such other places within or without the Commonwealth of Massachusetts as may be specified in the notices of such meetings; provided, that when any such meeting is convened, the presiding officer may adjourn the meeting for a period of time not to exceed 60 calendar days if (a) no quorum is present for the transaction of business or (b) the Board of Directors determines that adjournment is necessary or appropriate to enable the stockholders (i) to consider fully information that the Board of Directors determines has not been made sufficiently or timely available to stockholders or (ii) otherwise to exercise effectively their voting rights. The presiding officer in such event shall announce the adjournment and date, time and place of reconvening and shall cause notice thereof to be posted at the original place of meeting designated in the notice sent to stockholders; and if such date is more than ten calendar days after the original date of meeting designated in the notice sent to stockholders the Clerk or Assistant Clerk (or other person authorized by these By-laws or by law) shall give notice thereof as provided in Section 5 of this Article I.

2.            Annual Meeting. The annual meeting of stockholders shall be held on such date and at such time and place as shall be determined by the Board of Directors or the Chairman or Vice Chairman of the Board, which date, time and place may subsequently be changed at any time, including during the year in which such determination occurs, by vote of the Board of Directors. The purposes for which such annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these By-laws, may be specified by the Board of Directors or the Chairman or Vice Chairman of the Board. If no annual meeting of stockholders has been held within six months of the end of the fiscal year of the corporation, a special meeting in lieu thereof may be held or, there may be action by written consent of the stockholders on matters to be voted on at the annual meeting of stockholders, and such special meeting or written consent shall have for the purposes of these By-laws or otherwise all the force and effect of an annual meeting of stockholders.

3.            Special Meetings. Special meetings of stockholders may be called by the Chairman or Vice Chairman of the Board or by the Board of Directors at such date, time and place as they may determine, which date, time and place may subsequently be changed at any time by vote of the Board of Directors. Such special meetings shall be called by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who hold at least two-thirds in interest of the capital stock entitled to vote at such meeting. The call for the special meeting of stockholders may be oral or written and shall state the date, time, place and purposes of such meeting.

4.            Matters to be Considered at Meetings. Except as provided in Article II Section 3, at annual and special meetings of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before such meeting (a) by, or at the direction of, a majority of the Board of Directors or (b) by any holder of record (both as of the time notice of such proposal is given by the stockholder as set forth below and as of the record date for the meeting in question) of any shares of the corporation’s stock outstanding and entitled to vote at such meeting who complies with the procedures set forth in this Section 4. For a proposal to be properly brought before any such meeting by a stockholder, other than a stockholder proposal included pursuant to Rule 14a-8 of the Secu rities Exchange Act of 1934, as amended, in the proxy statement distributed on behalf of the Board of Directors, the stockholder must have given timely notice thereof in writing to the Clerk of the corporation and such stockholder or his representative must be present in person at such meeting. To be timely, a stockholder’s notice must be delivered to, or mailed and received by, the Clerk at the principal executive offices of the corporation (a) not less than 75 calendar days nor more than 120 calendar days prior to the anniversary date of the immediately preceding annual meeting of stockholders or special meeting in lieu thereof (the “Anniversary Date”) or (b) in the case of a special meeting of stockholders or in the event that the annual meeting of stockholders is called for a date (including any change in a date determined pursuant to Section 2 or 3 of this Article I) more than 75 calendar days prior to the Anniversary Date, not later than the close of business on (i) the 20th calendar-day (or if that day is not a business day for the corporation, on the next succeeding business day) following the earlier of (1) the date on which notice of the date of such meeting was mailed to stockholders, or (2) the date on which the date of such meeting was publicly disclosed, or (ii) if such date of notice or public disclosure occurs more than 75 calendar days prior to the scheduled date of such meeting, the 75th calendar day prior to such scheduled date of such meeting (or if that day is not- a business day for the corporation, on the next succeeding business day). Such stockholder’s notice to the Clerk shall set forth as to each matter the stockholder proposes to bring before such meeting (a) a brief description of the proposal desired to be brought before such meeting and the reasons for conducting such business at such meeting, (b) the name and address, as they appear on the corporation’s stock transfer books, of the stockholder proposing such business and of the beneficial owners (if any) of the stock registered in such stockholder’s name and the name and address of other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of the corporation’s capital stock which are beneficially owned by the stockholder and such beneficial owners (if any) on the date of such stockholder’s notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder’s notice, and (d) any substantial interest, direct or indirect, of the stockholder in such proposal.

Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at a meeting of stockholders except in accordance with the procedures set forth in this Article I or in Section 3 of Article II; provided, however, that nothing in this Article I shall be deemed to preclude discussion of any business brought before such meeting. The presiding officer of any such meeting may, if the facts warrant, determine and declare to such meeting that business was not properly brought before such meeting in accordance with .this Article I, and if such officer should so determine, he or she shall so declare to such meeting and that business shall be disregarded.

5.            Notice of Meetings. A written notice of the date, time and place of each meeting of stockholders stating the purposes of such meeting shall be given by the Clerk or an Assistant Clerk (or other person authorized by these By-laws or by law) at least seven calendar days before such meeting to each stockholder entitled to vote thereat and to each stockholder who, by law, by the Articles of Organization or by these By-laws, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears in the records of the corporation. A written waiver of notice, executed before or after a meeting by such stockholder or his attorney thereunto authorized and filed with the records of the meeting shall be deemed equivalent to notice of such meeting.

6.            Quorum. The holders of a majority in interest of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum, but if a quorum is not present, a lesser number may adjourn the meeting from time to time and such meeting may be held as adjourned without further notice.

7.            Voting and Proxies. Unless otherwise provided by law or by the Articles of Organization, stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the books of the corporation and a proportionate vote for a fractional share. Stockholders may vote either in person or by written proxy dated not more than six months before the meeting of stockholders named therein. Proxies shall be filed with the Clerk of such meeting, or of any adjournment thereof, before being voted. Except as otherwise permitted by law or limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to-the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

8.            Action at Meeting. When a quorum is present, any matter before a meeting of stockholders shall be decided by vote of the holders of a majority of the shares of stock voting on such matter, except where a larger vote is required by law, by the Articles of Organization or by these By-laws. Any election by stockholders shall be determined by a plurality of the votes cast, except where a larger vote is required by law, by the Articles of Organization or by these By-laws. No ballot shall be required for any election unless requested by a stockholder entitled to vote in the election. The corporation shall not directly or indirectly vote any share of its own stock.

9.            Action without Meeting. Any action to be taken at any annual or special meeting of stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consents shall be treated for-all purposes as a vote at a meeting.

10.          Tabulation of Votes. At any annual or special meeting of stockholders, the presiding officer shall be authorized to appoint a Teller for such meeting. The Teller may, but need not, be an officer, employee or agent of the corporation. The Teller shall be responsible for tabulating or causing to be tabulated shares voted at the meeting and reviewing or causing to be reviewed all proxies. In tabulating votes, the Teller shall be entitled to rely in whole or in part on tabulations and analyses made by personnel of the corporation, its counsel, its transfer agent, its registrar or such other organizations that are customarily employed to provide such services. The Teller shall be authorized to determine the legality and sufficiency of all votes cast and proxies delivered under the Articles of Organization, under these By-laws and under applicable law. The presiding officer of the meeting may review all determinations made by the Teller hereunder, and in doing so such presiding officer shall be entitled to exercise his sole judgment and discretion and shall not be bound by any determinations made by the Teller. All determinations by the Teller and, if applicable, the presiding officer of the meeting shall be subject to further review by any court of competent jurisdiction.

ARTICLE II

Directors

1.             Powers. The business of the corporation shall be managed by a Board of Directors who may exercise all the powers of the corporation except as otherwise provided by law, by the Articles of Organization or by these By-laws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

2.            Number, Election, Qualification and Term of Office. The Board of Directors shall be composed of such number of members (which shall not be less than three) as shall be fixed by the Board, by vote of a majority of the entire Board, pursuant to Section 5 of this Article II; provided, however, that no decrease in the number comprising the Board of Directors made pursuant to this Section shall shorten the term of any incumbent directors. The Board of Directors shall be divided into three classes., as nearly equal in number as possible. The Directors need not be stockholders. At each annual meeting of stockholders, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term continuing until the annual meeting of stockholders held in the third year following the year of their election and until their successors are duly elected and qualified or until their earlier resignation, death or removal; provided, that in the event of failure to hold such an annual meeting or to hold such election at such meeting, the election of Directors may be held at any special meeting of stockholders called for that purpose. Directors, except those appointed by the Board of Directors to fill vacancies, shall be elected by a plurality vote of the stockholders, voting by ballot either in person or by proxy.

Any Director may resign by delivering a written resignation to the corporation at its principal office or to the President, Clerk or Secretary, Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

3.            Director Nominations. Nominations of candidates for election as Directors at any annual meeting of stockholders or special meeting in lieu thereof may be made (a) by; or at the direction of, a majority of the Board of Directors, or (b) by any stockholder of record (both as of the time notice of such nomination is given by the stockholder as set forth below and as of the record date for the meeting in question) of any shares of the corporation’s capital stock outstanding and entitled to vote at such meeting who complies with the procedures set forth in this Section 3. Any stockholder who seeks to make such a nomination, or his representative, must be present in person at such meeting. Only persons nominated in accordance with the procedures set forth in this Section 3 shall be eligible for election as Directors at an annual meeting or special meeting in lieu thereof of stockholders.

Nominations, other than those made by, or at the direction of, the Board of Directors, shall be made pursuant to timely notice in writing to the Clerk of the corporation as set forth in this Section 3. To be timely, a stockholder’s notice shall be delivered to, or mailed and received by, the Clerk at the principal executive offices of the corporation (a) not less than 75 calendar days nor more than 120 calendar days prior to the anniversary date of the immediately preceding annual meeting of stockholders or special meeting in lieu thereof (the “Anniversary Date”) or (b) in the case of a special meeting of stockholders or in the event that the annual meeting of stockholders is called for a date (including any change in a date determined pursuant to Section 2 or 3 of Article 1) more than 75 days prior to the Anniversary Date, not later than the close of business on (i) the 20th calendar day (or if that day is not a business day for the corporation, on the next succeeding full business day) following the earlier of (1) the date on which notice of the date of such meeting was mailed to stockholders, or (2) the date on which. the date of such meeting was publicly disclosed, or (ii) if such date of notice or public disclosure occurs more than 75 calendar days prior to the scheduled date of such meeting, the 75th calendar day prior to such scheduled date of such meeting (or if that day is not a business day for the corporation, on the next succeeding business day). Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person during the past five years; (iii) the class and number of shares of the corporation’s stock (if any) which are beneficially owned by such person on the date of such stockholder notice, (iv) a description of any of the following events that occurred within the last five years that is material to the evaluation of the ability or integrity of such person: (1) any petition under Federal bankruptcy laws or any state insolvency laws was filed by or against such person, (2) such person was convicted in, or named the subject of, any criminal proceeding (excluding traffic violations and other minor offenses), (3) such person was found by any court of competent jurisdiction to have violated any Federal or state securities law or Federal commodities law, which judgment or finding has not been subsequently reversed, suspended or vacated, or (4) such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated of any court of competent jurisdiction or any Federal or state governmental or quasi-governmental agency, authority or commission enjoining him or otherwise limiting him from engaging in any type of business practice or in any activity in connection with the purchase or sale of any security or commodity; and (v) the consent of each nominee to serve as a Director if so elected; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation’s stock transfer books, of such stockholder and of the beneficial owners (if any) of the stock registered in such stockholder’s name and the name and address of other stockholders known by such stockholder to be supporting such nominees; (ii) the class and number of shares of the corporation’s stock which are beneficially owned by such stockholder and such beneficial owners (if any) on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice; (iii) a representation that the stockholder or his representative intends to appear in person at the meeting to nominate the person or persons specified in the notice; and (iv) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder; provided, that nothing in subsection (a) or (b) of this Section shall require the stockholder giving such notice to provide to the corporation copies of such stockholder’s preliminary or definitive proxy, proxy statement, or other soliciting material filed with the Securities and Exchange Commission. At the request of the-Board of Directors, any person nominated by, or at the direction of, the Board of Directors for election as a Director shall furnish to the Secretary or Clerk of the corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

No person shall be elected by the stockholders as a Director unless nominated in accordance with the procedures set forth in this Section 3. Election of Directors at an annual meeting of stockholders or special meeting in lieu thereof need not be by written ballot, unless otherwise provided by the Board of Directors or presiding officer at such meeting. If written ballots are to be used, ballots bearing the names of all the persons who have been nominated for election as Directors at such, meeting in accordance with the procedures set forth in this Section 3 shall be provided for use at the meeting. The presiding officer of any such meeting may, if the facts warrant, determine and declare to such meeting that a nomination was not made in accordance with the procedures set forth in this Section 3, and, if the presiding officer should so determine, he or she shall so declare to such meeting and such nomination shall be disregarded.

4.            Vacancies. The Board of Directors may act notwithstanding a vacancy or vacancies in its membership. If the office of any Director shall become vacant by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director or otherwise, such vacancy or vacancies shall be filled solely by the affirmative vote of the Directors then in office, even though less than a quorum. Any Director elected in accordance with this Section 4 shall hold office for the remainder of the full term of the class of Directors in which the vacancy occurred or the new directorship was created and until his or her successor is-chosen and qualified or until his or her earlier resignation, death or removal.

5.            Size of the Board. The number of members of the Board of Directors shall be fixed only by the Board of Directors by a vote of the majority of the Directors then in office.

6.            Removal. Except as otherwise provided by the Articles of Organization, a Director may be removed from office by vote of majority of the shares of stock outstanding and entitled to vote in the election of Directors or by vote of a majority of the entire number of Directors then in office, only for the following reasons: (i) conviction of a felony; (ii) declaration of unsound mind by order of court; (iii) gross dereliction of duty; (iv) commission of action involving moral turpitude; or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law, if such action in either event results both in an improper substantial personal benefit to such Director and a material injury to the corporation.

A Director may be removed only after reasonable notice and opportunity to be heard before the body proposing removal.

7.            Meetings. Regular meetings of the Board of Directors may be held without notice at such time, date and place as the Board of Directors may from time to time determine. A regular meeting of the Board of Directors may be held without notice at the same place as the annual meeting of stockholders, or the special meeting held in lieu thereof, following such meeting of stockholders.Special meetings of the Board of Directors may be called, orally or in writing, by the Chairman or Vice Chairman of the Board designating the time, date and place thereof.

8.            Notice of Meetings. Notice of the time, date and place of all special meetings of the Board of Directors shall be given to each Director by the Secretary, or if there be no Secretary, by the Clerk or Assistant Clerk, or in case of the death, absence, incapacity or refusal of such persons, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person or by telephone or by telegram sent to his business or home address at least twenty-four hours in advance of the meeting, or by written notice mailed to his business or home address at least forty-eight hours in advance of the meeting. Notice need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

9.            Quorum. At any meeting of the Board of Directors, a majority of the Directors then in office shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice.

10.          Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, a majority of the Directors present may take any action on behalf of the Board of Directors, unless a larger number is required by law, by the Articles of Organization or by these By-laws.

11.          Action by Consent. Any action to be taken at any meeting of the Board of Directors may be taken without a meeting if all the Directors consent to the action in writing and the written consents are filed with the records of the meetings of the Board of Directors. Such consents shall be treated for all purposes as a vote at a meeting of the Board of Directors.

12.         Committees. The Board of Directors, by vote of a majority of the Directors then in office, may elect from its number an Executive Committee or other committees and may delegate thereto some or all of its powers except those which by law, by the Articles of Organization, or by these By-laws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by. these By-laws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

ARTICLE III

Officers

1.            Enumeration. The officers of the corporation shall consist of a Chairman of the Board, a Vice Chairman of the Board, a President, a Treasurer, a Clerk, and such other officers, including one or more Vice Presidents, Assistant Treasurers, Assistant Clerks or a Secretary, as the Board of Directors may determine.

2.            Election. The Chairman of the Board, Vice Chairman of the Board, President, Treasurer and Clerk shall be elected annually by the Board of Directors at their first meeting following the annual meeting of stockholders. other officers may be chosen by the Board of Directors at such meeting or at any other meeting.

3.            Qualification. The Chairman of the Board and the Vice Chairman of the Board shall be elected from the Board of Directors, but no other officer need be a stockholder or Director. Any two or more offices may be held by any person. The Clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the Board of Directors to give bond for the faithful performance of his duties in such amount and with such sureties as the Board of Directors may determine.

4.             Tenure. Except as otherwise provided by law, by the Articles of Organization or by these By-laws, the Chairman of the Board, Vice Chairman of the Board, President, Treasurer and Clerk shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders and until their respective successors are chosen and qualified; and all other officers shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders and until their successors are chosen and qualified, or for such shorter term as the Board of Directors may fix at the time such officers are chosen. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the Chairman of the Board, Vice Chairman of the Board, President, Clerk or secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

5.            Removal. The Board of Directors may remove any officer with or without cause by a vote of a majority of the entire number of Directors then in office; provided, that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors.

6.            Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

7.            Chairman of the Board, Vice Chairman of the Board, President and Vice Presidents. Except as otherwise determined by the Board of Directors, the Chairman of the Board shall he the chief executive officer of the corporation and shall, subject to the direction of the Board of Directors, have general supervision and control of its business. Unless otherwise provided by the Board of Directors he shall preside, when present, at all meetings of stockholders and of the Board of Directors.The Vice Chairman of the Board, President, and any Vice President shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

8.            Treasurer and Assistant Treasurers. The Treasurer shall, subject to the direction of the Board of Directors, have general charge of the financial affairs of the corporation and shall cause to be kept accurate books of account. He shall have custody of all funds, securities, and valuable documents of the corporation, except as the Board of Directors may otherwise provide.

Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors may from time to time designate.

9.            Clerk and Assistant Clerks. The Clerk shall keep a record of the meetings of stockholders. In case a Secretary is not elected or is absent, the Clerk or an Assistant Clerk shall keep a record of the meetings of the Board of Directors. In the absence of the Clerk from any meeting of stockholders, an Assistant Clerk if one be elected, otherwise a Temporary Clerk designated by the person presiding at the meeting, shall perform the duties of the Clerk.

10.          Secretary. The Secretary, if one be elected, shall keep a record of the meetings of the Board of Directors. In the absence of the Secretary, the Clerk and any Assistant Clerk, a Temporary Secretary shall be designated by the person presiding at such meeting to perform the duties of the Secretary.

11.          Other Powers and Duties. Subject to these By-laws, each officer of the corporation shall have in addition to the duties and powers specifically set forth in these By-laws, such duties and powers as are customarily incident to his office, and such duties and powers as may be designated from time to time by the Board of Directors.

ARTICLE IV

Capital Stock

1.            Certificates of Stock. Each stockholder shall be entitled to a certificate of the capital stock of the corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer. Such signatures may be facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a Director, officer or employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law. Notwithstanding anything to the contrary provided in these By-laws, the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its shares of stock shall be uncertificated shares, in which case the holders of such shares of stock shall not be entitled to certificates with respect to such shares (except that the foregoing shall not apply to shares of stock represented by a certificate until such certificate is surrendered to the corporation), and by the approval and adoption of these By-laws, the Board of Directors has determined that all classes or series of the corporation’s stock may be uncertificated, whether upon original issuance, re-issuance or subsequent transfer.

2.            Transfers. Subject to any restrictions on transfer, shares of stock of the corporation that are represented by a certificate may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the corporation or its transfer agent may reasonably require. Subject to any restrictions on transfer, shares of stock of the corporation that are not represented by a certificate may be transferred on the books of the corporation by the holder submitting to the corporation or its transfer agent such evidence of transfer and following such other procedures as the corporation or its transfer agent may reasonably require.

3.            Record Holders. Except as may be otherwise required by law, by the Articles of Organization or by these By-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-laws. It shall be the duty of each stockholder to notify the corporation of his post office address.

4.            Record Date. The Board of Directors may fix in advance a time of not more than sixty calendar days preceding the date of any meeting of stockholders, or the date for the payment of any dividend or the making of any distribution to stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date the Board of Directors may for any of such purposes close the transfer books for all or any part of such period. If no record date is fixed and the transfer books are not closed, (a) the record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, and (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.

5.            Replacement of Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe.

6.            Issuance of Capital Stock. The Board of Directors shall have the authority to issue or reserve for issue from time to time the whole or any part of the capital stock of the corporation which may be authorized from time to time, to such persons or organizations, for such consideration, whether cash, property, services or expenses, and on such terms as the Board of Directors may determine, including without limitation the granting of options, warrants, or conversion or other rights to subscribe to said capital stock.

7.            Redemption of Control Acquisition Shares. Pursuant to Section 6 of Chapter 110D of the Massachusetts General Laws, the Corporation, at its option but without the agreement of a person who has made a “control share acquisition” of the Corporation (as defined in said Chapter), may redeem all but not less than all shares of the Corporation acquired in such control share acquisition.

ARTICLE V

Miscellaneous Provisions

1.            Fiscal Year. Except as otherwise determined by the Board of Directors, the fiscal year of the corporation shall be the twelve months ending the last Saturday in August.

2.            Seal. The Board of Directors shall have power to adopt and alter the seal of the corporation.

3.            Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the corporation in the ordinary course of its business without Director action, may be executed on behalf of the corporation by the President or the Treasurer.

4.            Voting of Securities. Unless otherwise provided by the Board of Directors, the President or Treasurer may waive. notice of and act on behalf of this corporation, or appoint another person or persons to act as proxy or attorney in fact for this corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by this corporation.

5.            Resident Agent. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the corporation. Said resident agent shall be either an individual who is a resident of and has a business address in Massachusetts, a corporation organized under the laws of Massachusetts, or a corporation organized under the laws of any other state of the United States, which has qualified to do business in, and has an office in, Massachusetts.

6.            Corporate Records. The original, or attested copies, of the Articles of Organization, By-laws and records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the corporation, or at an office of its transfer agent, Clerk or resident agent, and shall be open at all reasonable times to the inspection of any stockholder for any proper purpose, but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

7.            Articles Of Organization. All references in these By-laws to the Articles of Organization shall be deemed to refer to the Restated Articles of Organization of the corporation, as restated or amended and in effect from time to time.

8.            Amendments. The power to make, amend or repeal By-laws shall be in the stockholders, provided, however, that the Directors may make, amend or repeal the By-laws (other than this Section 8) in whole or in part, except with respect to any provisions thereof which by law, the Articles of Organization or these By-laws requires action by the stockholders. Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the Directors of any By-law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-laws. Any amendment or repeal of these By-laws by the Directors and any By-law adopted by the Directors may be amended or repealed by the stockholders.